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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Key Employee Plan, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan, and the 1997 Stock Option Plan for U.S. Employees (collectively referred to as the "Plans"), of our report included in the Company's registration statement on Form F-1, as filed with the Commission on November 10, 1997 (File No. 333-7926) and as amended on November 21, 1997, April 7, 1998, May 13, 1998, June 2, 1998, June 4, 1998 and June 5, 1998, under the Securities Act of 1933.



                                             Kost, Levary & Forer
                                             Certified Public Accountants (Isr.)


Tel Aviv, Israel
December 28, 1998


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